
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Company's financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                       1,049,000<F1>
<SECURITIES>                                 1,646,200
<RECEIVABLES>                                3,110,200
<ALLOWANCES>                                    43,000
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                         260,900
<DEPRECIATION>                                 102,100
<TOTAL-ASSETS>                               6,828,300
<CURRENT-LIABILITIES>                                0
<BONDS>                                        506,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     1,338,300
<OTHER-SE>                                     955,100<F2>
<TOTAL-LIABILITY-AND-EQUITY>                 6,828,300
<SALES>                                        745,000
<TOTAL-REVENUES>                             1,389,600
<CGS>                                                0
<TOTAL-COSTS>                                  601,900
<OTHER-EXPENSES>                               657,400<F3>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             213,700
<INCOME-PRETAX>                               (83,400)
<INCOME-TAX>                                   (7,600)
<INCOME-CONTINUING>                           (75,800)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                               (11,500)
<CHANGES>                                            0
<NET-INCOME>                                  (87,300)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes $843,800 of cash held in segregated accounts for investors and
$205,200 of cash deposits, restricted under pooling and servicing agreements.
<F2>Includes retained earnings of $964,900 and accumulated other comprehensive losses of $9,800.
<F3>Represents nonrecurring charges including: (i) merger related costs
(including investment banking, accounting, legal and regulatory fees, severance costs and other costs associated with the acquisition of Green Tree by Conseco, Inc. of $108,000; and (ii) a charge to reduce the value of interest-only securities, cash reserve collateral balances and servicing rights of $549,400.

